UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2009

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Effective June 8, 2009, Anthony B. Petrelli resigned from his position as a member of the Board of Directors.  There were no disagreements between the Company and Mr. Petrelli on any matters involving accounting policies or practices.

A copy of Mr. Petrelli’s resignation notification is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(b) Effective June 8, 2009, Douglas Ridley resigned from his position as a member of the Board of Directors.  There were no disagreements between the Company and Mr. Ridley on any matters involving accounting policies or practices. Mr. Ridley will continue to serve as the Company’s President.

A copy of Mr. Ridley’s resignation notification is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(c) Effective June 10, 2009, John D. Pougnet resigned from his position as a member of the Board of Directors.  There were no disagreements between the Company and Mr. Pougnet on any matters involving accounting policies or practices. Mr. Pougnet will continue to serve as the Company’s Chief Financial Officer.

A copy of Mr. Pougnet’s resignation notification is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits

(d)           Exhibits

99.1                      Resignation notification issued by Anthony B. Petrelli on June 8, 2009
99.2                      Resignation notification issued by Douglas Ridley on June 8, 2009
99.3                      Resignation notification issued by John D. Pougnet on June 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: June 11, 2009	XELR8 HOLDINGS, INC.
By: /s/ Sanford D. Greenberg Sanford D. Greenberg Chief Executive Officer